                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT
                      PURSANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



      Date of Report (Date of earliest event reported): September 5, 1997

                           ROMAC INTERNATIONAL, INC.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)



         FLORIDA                                   0-26058                              59-3264661
(State or other jurisdiction                (Commission File Number)                  (IRS Employer
    of incorporation)                                                              Identification No.)


            120 West Hyde Park Place, Suite 150, Tampa, Florida 33606
--------------------------------------------------------------------------------
               Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code:   (813)-251-1700
                                                    ----------------




                                       N/A
--------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)

        This Report on Form 8-K may contain forward-looking statements within the meaning of that term in Section 27A of the Securities Act of 1933 and
Section 21E of the Securities Exchange Act of 1934. Additional written or oral forward-looking statements may be made by the Company from time to time, in filings with the Securities Exchange Commission or otherwise. Statements contained herein that are not historical facts are forward-looking statements made pursuant to the safe harbor provisions described above. Forward-looking statements may include, but are not limited to, projections of revenues, income or losses, capital expenditures, plans for future operations, the elimination of losses under certain programs, financings needs or plans, compliance with financial covenants in loan agreements, plans for sale of assets or businesses, plans relating to products or services of the Company, assessments of materiality, predictions of future events, and the effects of pending and possible litigation, as well as assumptions relating to the foregoing. In addition, when used in this discussion, the words, "anticipates," "expects," "plans," and variations thereof and similar expressions are intended to identify forward-looking statements.

         Forward-looking statements are inherently subject to risks and uncertainities, some of which cannot be predicted or quantified based on current expectations. Consequently, future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking statements contained herein, which speak only as of the date hereof. The Company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unexpected events.

         On September 22, 1997, the Company filed a report on Form 8-K with respect to the acquisition of the stock of Uni*Quality System Solutions, Inc. At that time it was impracticable to provide the financial statements and pro forma financial information required to be filed therewith relative to the acquired stock, and the Company stated in such Form 8-K that it intended to file the required financial statements and proforma financial information as soon as practicable, but no later than 60 days from the date of that filing. By this amendment to such Form 8-K, the Company is amending and restating Item 7 thereof to include the required financial statements and pro forma financial information.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (a) FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.
         Report of Independent Certified Public Accountants
         Balance Sheet as of December 31, 1996
         Statement of Operations and Retained Earnings for the Year Ended
           December 31, 1996
         Statement of Cash Flows for the Year Ended December 31, 1996
         Notes to Financial Statements
         Unaudited Interim Balance Sheet as of June 30, 1997
         Unaudited Interim Statements of Operations and Retained Earnings for the Six Months Ended June 30, 1996 and 1997
         Unaudited Interim Statements of Cash Flows for the Six Months Ended June 30, 1996 and 1997

         (b) PRO FORMA FINANCIAL INFORMATION.
         Introduction to Unaudited ProForma Combined Financial Information Pro Forma Combined Balance Sheet as of June 30, 1997 (Unaudited) Notes to Pro Forma Combined Balance Sheet as of June 30, 1997
           (Unaudited)
         Pro Forma Combined Statement of Operations for the year ended
           December 31, 1996 (Unaudited)
         Pro Forma Combined Statement of Operations for the six months ended
           June 30, 1997 (Unaudited)
         Notes to Pro Forma Combined Statements of Operations (Unaudited)

         (c)  EXHIBITS.

         EXHIBIT NUMBER                                  DESCRIPTION
         --------------                                  -----------
              None



                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                           ROMAC INTERNATIONAL, INC.
                                  (Registrant)




                           By: /s/ Thomas M. Calcaterra
                               -----------------------------------------------
                               Thomas M. Calcaterra, Chief Financial Officer and Secretary


                           Date:   October 15, 1997

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Shareholders of
Uni*Quality Systems Solutions, Inc.

In our opinion, the accompanying balance sheet and the related statement of operations and retained earnings and of cash flows present fairly, in all material respects, the financial position of Uni*Quality Systems Solutions, Inc. d/b/a UQ Solutions, Inc. (the "Company") at December 31, 1996, and the results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.


/s/ Price Waterhouse LLP

Tampa, Florida
October 14, 1997

UNI*QUALITY SYSTEMS SOLUTIONS, INC.

BALANCE SHEET

-------------------------------------------------------------------------------

                                                                                                    DECEMBER 31,
                                                                                                        1996
                                                                                                 ------------------
      ASSETS
Current assets:
   Cash and cash equivalents                                                                     $           10,000
   Trade receivables, net                                                                                 1,512,761
   Receivables from related parties                                                                          10,085
   Other receivables                                                                                         40,210
   Prepaid expenses and other current assets                                                                 14,827
                                                                                                 ------------------
      Total current assets                                                                                1,587,883

Furniture and equipment, net                                                                                132,697
Intangible assets, net                                                                                      433,417
Other assets, net                                                                                            28,140
                                                                                                 ------------------

      Total assets                                                                               $        2,182,137
                                                                                                 ==================
      LIABILITIES AND SHAREHOLDERS' EQUITY
Accounts payable and other accrued liabilities                                                   $           72,326
Accrued payroll costs                                                                                       314,159
Deferred income taxes                                                                                       494,000
Line of credit                                                                                              225,000
Note payable                                                                                                116,124
                                                                                                 ------------------
      Total current liabilities                                                                           1,221,609
                                                                                                 ------------------
Commitments and contingencies

Shareholders' equity:
   Common stock, $10 par value; 1,000 shares authorized,
    600 shares issued and outstanding                                                                         6,000
   Retained earnings                                                                                        954,528

                                                                                                 ------------------
      Total shareholders' equity                                                                            960,528
                                                                                                 ------------------
        Total liabilities and shareholders' equity                                               $        2,182,137
                                                                                                 ==================


   The accompanying notes are an integral part of these financial statements.

UNI*QUALITY SYSTEMS SOLUTIONS, INC.

STATEMENT OF OPERATIONS AND RETAINED EARNINGS

-------------------------------------------------------------------------------

                                                                          FOR THE YEAR
                                                                             ENDED
                                                                          DECEMBER 31,

                                                                             1996

Net service revenues                                                   $     12,413,876
Direct costs of service                                                       8,846,957
                                                                       ----------------

Gross profit                                                                  3,566,919

Selling, general and administrative expenses                                  3,107,624
Depreciation and amortization expense                                            56,048
Interest expense                                                                 24,595
Other income                                                                    (11,160)
                                                                       ----------------

Income before income taxes                                                      389,812

Provision for income taxes                                                      156,600
                                                                       ----------------
Net income                                                                      233,212

Retained earnings:
   Beginning of year                                                            721,316
                                                                       ----------------

   End of year                                                         $        954,528
                                                                       ================


   The accompanying notes are an integral part of these financial statements.

UNI*QUALITY SYSTEMS SOLUTIONS, INC.

STATEMENT OF CASH FLOWS

-------------------------------------------------------------------------------

                                                                                            FOR THE YEAR
                                                                                                ENDED
                                                                                            DECEMBER 31,

                                                                                                1996
Cash flows from operating activities:
   Net income                                                                            $       233,212
   Adjustments to reconcile net income to net cash provided by operating activities:
      Depreciation and amortization                                                               56,048
      Deferred taxes                                                                             153,400
   (Increase) decrease in operating assets:
      Trade receivables, net                                                                    (337,618)
      Receivables from related parties                                                            (2,288)
      Prepaid and other assets                                                                    16,695
      Other receivables                                                                          (30,469)
   Increase (decrease) in operating liabilities:
      Accounts payable and other accrued liabilities                                            (111,093)
      Accrued payroll costs                                                                       91,627
                                                                                         ---------------
        Cash provided by operating activities                                                     69,514
                                                                                         ---------------
Cash flows from investing activities:
   Capital expenditures                                                                          (71,873)
                                                                                         ---------------
        Cash used in investing activities                                                        (71,873)
                                                                                         ---------------
Cash flows from financing activities:
   Payments on note payable                                                                     (191,604)
   Proceeds from line of credit                                                                  150,000
                                                                                         ---------------
        Cash used in financing activities                                                        (41,604)
                                                                                         ---------------
Decrease in cash and cash equivalents                                                            (43,963)
Cash and cash equivalents, beginning of year                                                      53,963
                                                                                         ---------------

Cash and cash equivalents, end of year                                                   $        10,000
                                                                                         ===============
SUPPLEMENTAL CASH FLOWS INFORMATION
   Cash paid during the period for:
      Interest                                                                          $        24,595
      Income taxes                                                                      $        19,800



   The accompanying notes are an integral part of these financial statements.

UNI*QUALITY SYSTEMS SOLUTIONS, INC.

NOTES TO FINANCIAL STATEMENTS

-------------------------------------------------------------------------------


1.   ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

     Organization

     Uni*Quality Systems Solutions, Inc. d/b/a UQ Solutions, Inc. (the "Company") was incorporated in February 1994 for the purpose of providing data processing and programming services. The Company serves primarily the Chicago, Illinois market area. Sales to one customer are approximately 32% of net service revenue. No other customers account for more than 10% of net service revenue.

     Effective February 1, 1994, the Company purchased substantially all the assets of Uni*Quality, Inc. (the "Seller"). The purchase price of $635,000 consisted of a cash payment of $155,000 and a note payable to the Seller of $480,000. In conjunction with the acquisition, the Seller's shareholders executed a five year agreement not to compete with the Company.

     The purchase price was allocated to the acquired assets using the fair market values of the assets on the acquisition date, as follows:

         Equipment, furniture and fixtures                                   $    68,000
         Covenant not to compete                                                  60,000
         Goodwill                                                                507,000
                                                                             -----------
                                                                             $   635,000
                                                                             ===========


     Amortization of the covenant not to compete and goodwill is computed using the straight line method over the estimated useful lives of five and fifteen years, respectively. Accumulated amortization at December 31, 1996 was $133,583.

     Furniture and Equipment

     Furniture and equipment are carried at cost, less accumulated depreciation. Major additions are capitalized, while repairs and maintenance are charged to expenses as incurred. Depreciation is computed using the straight line method over the estimated useful lives of the assets ranging from five to seven years.

     Revenue Recognition

     Net service revenues consist of sales less credits and discounts. The Company recognizes revenue for contract personnel based on hours worked by assigned personnel on a weekly basis.

     Income Taxes

     The Company accounts for income taxes under the principles of Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes" ("SFAS 109"). SFAS 109 requires an asset and liability approach to the recognition of deferred tax assets and liabilities for the expected future tax consequences of differences between the carrying amounts and the tax base of other assets and liabilities.

UNI*QUALITY SYSTEMS SOLUTIONS, INC.

NOTES TO FINANCIAL STATEMENTS

-------------------------------------------------------------------------------

     Cash and Cash Equivalents

     The Company classifies all highly-liquid investments with an initial maturity of three months or less as cash equivalents.

     Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

2.   FAIR VALUE OF FINANCIAL INSTRUMENTS

     The estimated fair value of financial instruments has been determined by the Company using available market information and appropriate valuation methodologies. The fair values of the Company's financial instruments are estimated based on current market rates and instruments with the same risk and maturities. The fair values of trade and other receivables, accounts payable and other accruals, note payable and line of credit approximate the carrying values of these financial instruments.

3.   FURNITURE AND EQUIPMENT

     Major classifications of furniture and equipment and related asset liens as of December 31, 1996 are summarized as follows:

      Furniture, fixtures and equipment                                    $    87,640
      Computer equipment                                                       100,211
                                                                           -----------
                                                                               187,851
      Less accumulated depreciation                                            (55,154)
                                                                           -----------

                                                                           $   132,697
                                                                           ===========

4.   LINE OF CREDIT AND NOTE PAYABLE

     Line of Credit

     On June 1, 1996, the Company executed a $600,000 Revolving Credit Agreement with a bank. The note agreement matures on June 1, 1998 and bears interest at 1/2% in excess of the bank's prime rate. At December 31, 1996, the Company reported a liability of $225,000 under this note agreement. Substantially all of the assets of the Company serve as collateral for amounts borrowed under this agreement.

UNI*QUALITY SYSTEMS SOLUTIONS, INC.

NOTES TO FINANCIAL STATEMENTS

-------------------------------------------------------------------------------

     Note Payable

     In conjunction with the asset purchase described in Note 1, the Company executed a $480,000 note payable to the Seller. This note was equivalent to an amount owed by the Seller to its bank. Monthly payments of $18,000, including interest, are to be paid directly to the Seller's bank. These payments will continue until the principal amount is retired. Interest is being calculated at one percent above the bank's prime rate. The bank holds a collateral interest in the purchased assets, but this interest is subordinate to the line of credit. The remaining payments due under this note mature in 1997.

5.   INCOME TAXES

     The provisions for income taxes consist of the following:

                                                                                1996
      Current provision
        Federal                                                             $       2,700
        State                                                                         500
      Deferred provision
        Federal                                                                   125,900
        State                                                                      27,500
                                                                            -------------

      Total                                                                 $     156,600
                                                                            =============

     Deferred income taxes arise from the use of the accrual method of accounting for financial reporting purposes and the cash method of accounting for income tax reporting purposes. Deferred federal and state income taxes have been reported in the accompanying balance sheet using an effective rate of approximately 40%, which approximates the federal and state statutory rates. The significant components of the liability for deferred income taxes at December 31, 1996 are as follows:

                                                                       DEFERRED
                                                                        INCOME
                                                                         TAXES
Amounts to be reported as taxable income in future periods:
   Trade receivables                                                 $      600,000
   Prepaid expenses                                                           6,100
   Depreciation and amortization                                             33,000
Amounts to be reported as deductible expenses in future periods:
   Accounts payable                                                         (11,100)
   Accrued expenses                                                        (134,000)
                                                                     --------------

                                                                     $      494,000
                                                                     ==============

UNI*QUALITY SYSTEMS SOLUTIONS, INC.

NOTES TO FINANCIAL STATEMENTS

-------------------------------------------------------------------------------

6.   COMMITMENTS AND CONTINGENCIES

     Operating Leases

     The Company leases certain equipment and office space under operating leases. Future minimum lease payments under operating leases are summarized as follows:

         Year                                                Amount
         1997                                             $     89,923
         1998                                                   85,233
         1999                                                      720

     Rental expense under all operating leases was $86,400 for 1996.

7.   PROFIT SHARING PLAN

     The Company maintains a 401(k) savings plan, whereby all employees may elect to make contributions pursuant to a salary reduction agreement upon meeting age and length-of-services requirements. The Company may make matching contributions equal to a discretionary percentage, to be determined by the Company, of the employees' salary reductions. The Company did not make matching contributions to the plan for the year ended December 31, 1996.

8.   SUBSEQUENT EVENT

     On September 5, 1997, the Company completed the sale of 100% of its stock to Romac International, Inc. The sale price, including a non-compete agreement, is in excess of net book value of the assets acquired and is subject to adjustment upon attainment of certain operating results.

UNI*QUALITY SYSTEMS SOLUTIONS, INC.

UNAUDITED INTERIM BALANCE SHEET

                                                                                JUNE 30,
(IN THOUSANDS)                                                                   1997
(UNAUDITED)

                                       ASSETS

Current Assets:

Cash and cash equivalents                                                       $   38
Trade receivables                                                                2,906
Receivables from related parties, current                                           11
Prepaid expenses and other current assets                                           31
                                                                                ------
Total current assets                                                             2,986

Furniture and equipment, net                                                       120
Goodwill, net of accumulated amortization of $1,930                                418
Other assets, net                                                                   22
                                                                                ------
Total assets                                                                    $3,546
                                                                                ======
                        LIABILITIES AND SHAREHOLDERS' EQUITY

Current Liabilities:

Accounts payable and other accrued liabilities                                     428
Accrued payroll costs                                                              750
Deferred income taxes-current portion                                              830
                                                                                ------
Total current liabilities                                                        2,008
                                                                                ------
Total liabilities                                                                2,008
                                                                                ------
Commitments and contingencies

Shareholders' Equity:

Common stock, $10 par value; 1,000 authorized, 600 issued and outstanding            6
Additional paid-in capital
Retained earnings                                                                1,532
                                                                                ------
Total shareholders' equity                                                       1,538
                                                                                ------
Total liabilities and shareholders' equity                                       3,546
                                                                                ======


See notes to unaudited interim financial statements.

UNI*QUALITY SYSTEMS SOLUTIONS, INC.

UNAUDITED INTERIM STATEMENTS OF OPERATIONS
AND RETAINED EARNINGS

(IN THOUSANDS)
(UNAUDITED)

                                                              FOR THE SIX MONTHS
                                                                ENDED JUNE 30,
                                                              ------------------
                                                               1996       1997

Net service revenues                                          6,003       9,670
Direct cost of services                                       4,202       7,094
                                                              -----       -----

Gross profit                                                  1,801       2,576

Selling, general and administrative expenses                  1,598       1,611
Other (income) expense                                           10           4

Income before income taxes                                      193         961
Provision for income taxes                                       72         384
                                                              -----       -----
Net income                                                      121         577
Retained Earnings, Beginning of Year                            721         955
                                                              -----       -----
Retained Earnings, End of Year                                  842       1,532
                                                              =====       =====

See notes to unaudited interim financial statements.

UNI*QUALITY SYSTEMS SOLUTIONS, INC.
UNAUDITED INTERIM STATEMENTS OF CASH FLOWS
(IN THOUSANDS)

(UNAUDITED)

                                                                                          FOR THE SIX MONTHS
                                                                                            ENDED JUNE 30,
                                                                                          -------------------
                                                                                           1996       1997
Cash flows from operating activities:
    Net income                                                                            $  121     $   577
    Adjustments to reconcile net income to net cash provided by operating activities:
        Depreciation and amortization                                                         28          28
        Deferred taxes                                                                        82         336
    (Increase) decrease in operating assets:
        Trade receivables, net                                                              (216)     (1,393)
        Receivables from related parties                                                     (32)         (1)
        Prepaid and other assets                                                               8         (11)
        Other receivables                                                                     10          40
    Increase (decrease) in operating liabilities:
        Accounts payable and other accrued liabilities                                        73         357
        Accrued payroll costs                                                                403         436
                                                                                          ------     -------
           Cash provided by operating activities                                             477         369

Cash flows from investing activities:
    Capital expenditures                                                                     (49)         --
                                                                                          ------     -------
           Cash used in investing activities                                                 (49)         --

Cash flows from financing activities:
    Payments on note payable                                                                 (93)       (116)
    Payments on line of credit                                                               (75)       (225)
                                                                                          ------     -------
           Cash used in financing activities                                                (168)       (341)

Increase in cash and cash equivalents                                                        260          28
Cash and cash equivalents, beginning of year                                                  54          10
                                                                                          ------     -------

Cash and cash equivalents, end of year                                                    $  314     $    38
                                                                                          ======     =======



See notes to unaudited interim financial statements

                      UNI*QUALITY SYSTEM SOLUTIONS, INC.

               NOTES TO UNAUDITED INTERIM FINANCIAL STATEMENTS


Interim Financial Information

The interim financial data is unaudited; however, in the opinion of the Company, the interim data includes all adjustments, consisting only of normal recurring accruals, necessary for a fair statement of the results of the interim periods. The results of operations for the six months ended June 30, 1996 and 1997 are not necessarily indicative of the results that can be expected for the entire fiscal years ending December 31, 1996 and 1997.

                            ROMAC INTERNATIONAL, INC.

                  INTRODUCTION TO UNAUDITED PRO FORMA COMBINED
                              FINANCIAL INFORMATION



      The following unaudited pro forma consolidated financial information for the year ended December 31, 1996 and the six months ended June 30, 1997 have been prepared to reflect the financial position of Romac International, Inc. (the "Company") as if the acquisitions of Uni*Quality Systems Solutions, Inc. d/b/a UQ Solutions, Inc.("UQ") in September 1997 had occurred effective January 1, 1996.

                                 UQ ACQUISITION

      The acquisition was treated as a purchase for financial reporting purposes. The Company acquired UQ for approximately $19.6 million in cash and was determined through arms-length negotiations by the parties. The purchase price is subject to an earn-out agreement wherein seven and one-half times all earnings before income taxes, interest, and amortization of UQ in excess of $2,772,750 and three times all earnings before income taxes, interest, and amortization greater than $2,772,750 for the years ending June 30,1998 and 1999, respectively, shall be paid to UQ's prior owners in the form of additional purchase price and would be amortized over the remaining life of goodwill. The earn-outs, if achieved, would be paid in the form of cash on or before August 31, 1998 and August 31, 1999, respectively. The transaction was financed with the proceeds of the Company's secondary public offering which have been invested in short-term securities since May 1996.


      The unaudited pro forma combined financial statements are derived, in part, from historical financial statements and should be read in conjunction with those financial statements and the notes thereto. The unaudited pro forma combined financial statements are not necessarily indicative of the results that would have occurred if the assumed transaction had occurred on the dates indicated or the expected financial position or results of operations in the future. The unaudited pro forma combined statement of income should be read in conjunction with the separate historical financial statements of Romac International, Inc. and in conjunction with the related assumptions and notes to these unaudited pro forma combined financial statements. The unaudited pro forma combined financial statements do not include certain acquisitions that are individually and in the aggregate, insignificant to the financial statements. The historical earnings per share amounts have been adjusted to reflect the two for one stock split effected as a 100% stock dividend effective October 3, 1997.

ROMAC INTERNATIONAL

PRO FORMA COMBINED BALANCE SHEET
AS OF JUNE 30, 1997                                                       HISTORICAL
                                                                 -----------------------------
(IN THOUSANDS)                                                       ROMAC              UQ           PRO FORMA
(UNAUDITED)                                                      INTERNATIONAL       SOLUTIONS      ADJUSTMENTS        PRO FORMA

                              ASSETS

Current Assets:

Cash and cash equivalents                                           $30,352               38          -19,632 (a)       10,758

                                                                      3,903                                              3,903
Trade receivables, net of allowance for doubtful
accounts of $581, respectively                                       23,327            2,906                            26,233
Notes receivable from franchisees, current                              233                                                233
Receivables from related parties, current                               525               11                               536
Deferred tax asset                                                      243                              -243 (a)            0
Prepaid expenses and other current assets                             1,273               31                             1,304
                                                                    -------           ------          -------           ------
Total current assets                                                 59,856            2,986          -19,875           42,967

Notes receivable from franchisees, less current portion                  71                                                 71
Receivables from related parties, less current portion                  849                                                849
Deferred tax asset                                                      209                                                209
Furniture and equipment, net                                          8,242              120                             8,362
Goodwill, net of accumulated amortization of $1,930                  21,927              418           18,370 (a)       40,715
Other assets, net                                                     2,257               22                             2,279
                                                                    -------            -----          -------           ------
Total assets                                                         93,411            3,546           -1,505           95,452
                                                                    =======            =====          =======           ======
                 LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
Accounts payable and other accrued liabilities                        2,268              428                             2,696
Accrued payroll costs                                                 4,871              750                             5,621
Current portion of notes payable and capital lease obligations          891                                                891
Current portion of payables to related parties                        1,360                                              1,360
Deferred income taxes-current portion                                                    830             -243 (a)          587
Income taxes payable                                                    940                                                940
                                                                     ------            -----           ------           ------
Total current liabilities                                            10,330            2,008             -243           12,095

Notes payable and capital lease obligations                           1,636                                              1,636
Payables to related parties, less current portion                     1,575                                              1,575
Other long-term liabilities                                           1,829                                              1,829
                                                                     ------            -----            -----          -------
Total  liabilities                                                   15,370            2,008             -243           17,135

Commitments and contingencies

Shareholders' Equity:

Preferred stock
Common stock, par value $.01; 100,000 authorized, 24,890 issued         249 (b)            6               -6 (a)          249
Additional paid-in capital                                           63,637 (b)                                         63,637
Stock subscriptions receivable                                           -1                                                 -1
Retained earnings                                                    15,081            1,532           -1,256 (a)       15,357
Less: reacquired stock at cost                                         -925                                               -925
                                                                     ------            -----           ------           ------
Total  shareholders' equity                                          78,041            1,538           -1,262           78,317
                                                                     ------            -----           ------           ------
Total  liabilities and shareholders' equity                          93,411            3,546           -1,505           95,452
                                                                     ======            =====           ======           ======


See Notes to Unaudited Pro Forma Combined Balance Sheet.

                            ROMAC INTERNATIONAL, INC.

                      NOTES TO UNAUDITED PRO FORMA COMBINED
                                  BALANCE SHEET


(a) To reflect purchase accounting adjustments for the allocation of purchase price and to reflect the use of cash by Romac International, Inc. to finance transaction.


(b) As adjusted for a two for one stock split in the form of a 100% stock dividend effective October 3, 1997.

ROMAC INTERNATIONAL

PRO FORMA COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED  DECEMBER 31,1996
(IN THOUSANDS)                                                                   HISTORICAL
                                                                           ---------------------
(UNAUDITED)
                                                                               ROMAC                  PRO FORMA
                                                                           INTERNATIONAL     UQ      ADJUSTMENTS    PRO FORMA

Net service revenues                                                          94,210       12,414                    106,624
Direct cost of services                                                       53,839        8,847                     62,686
                                                                              ------       ------                    -------

Gross profit                                                                  40,371        3,567                     43,938

Selling, general and administrative expenses                                  30,348        3,108      -1,077 (a)     32,379
Depreciation and amortization expense                                          1,762           56         602 (b)      2,420
Other (income) expense                                                        (1,685)          13       1,168 (c)       -504
                                                                              ------        -----      ------        -------

Income before income taxes                                                     9,946          390        (693)         9,643
Provision for income taxes                                                     3,965          157        -265 (d)      3,857
                                                                               -----        -----       -----        -------
Net income                                                                     5,981          233        -428          5,786
                                                                              ======        =====       =====        =======

Net income per share (f)                                                                                                0.25

Weighted average shares outstanding (f)                                                                               23,560

See Notes to Unaudited Pro Forma Combined Statements of Operations.

ROMAC INTERNATIONAL

PRO FORMA COMBINED STATEMENT OF OPERATIONS

FOR THE SIX MONTH PERIOD ENDED  JUNE 30,1997
(IN THOUSANDS)                                                                         HISTORICAL
                                                                      -------------------------------------------
(UNAUDITED)
                                                                          ROMAC                         PRO FORMA
                                                                      INTERNATIONAL          UQ        ADJUSTMENTS      PRO FORMA
                                                                                             (e)

Net service revenues                                                      74,592          9,670                           84,262
Direct cost of services                                                   44,581          7,094                           51,675
                                                                          ------          -----                           ------

Gross profit                                                              30,011          2,576                           32,587

Selling, general and administrative expenses                              22,387          1,583            -205 (a)       23,765
Depreciation and amortization expense                                      1,286             28             301 (b)        1,615
Other (income) expense                                                    -1,063              4             584 (c)         -475
                                                                          ------          -----            ----           ------
Income before income taxes                                                 7,401            961            -680            7,682
Provision for income taxes                                                 2,895            384            -206 (d)        3,073
                                                                          ------          -----            ----           ------
Net income                                                                 4,506            577            -474            4,609
                                                                          ======          =====            ====           ======
Net income per share-Primary (f)                                                                                           $0.18

Weighted average shares outstanding-primary (f)                                                                           25,342

Net income per share-Fully Diluted (f)                                                                                     $0.18

Weighted average shares outstanding-Fully Diluted (f)                                                                     25,582


See Notes to Unaudited Pro Forma Combined Statements of Operations.

                            ROMAC INTERNATIONAL, INC.

                      NOTES TO UNAUDITED PRO FORMA COMBINED
                            STATEMENTS OF OPERATIONS


      Basis of Recording the Transaction. The accompanying pro forma combined statements of operations for the year ended December 31,1996, and the six months ended June 30,1997, have been prepared to reflect the operations of the Company as if the acquisition of UQ had occurred January 1, 1996.


      Statements of Operations Adjustments. The following pro forma adjustments were made to the historical statements of the Company.

      (a) The adjustments for the year ended December 31, 1996 and the six months ended June 30, 1997 relates to non-recurring selling, general and administrative expenses primarily due to eliminated salaries and related benefits of $1,077 and $205, respectively.


      (b) This adjustment relates to the increase in amortization expense related to the goodwill Recorded under the purchase method of accounting of $602 and $301 for the year ended December 31, 1996 and the six months ended June 30, 1997, respectively.

      (c) This adjustment reflects the decrease in dividend and interest income of $1,168 and $584 for the year ended December 31, 1996 and the six months ended June 30, 1997, respectively as investments were used to finance the acquisition. The weighted average interest income rate used was 5.95%.

      (d) This adjustment reflects the decrease in income tax expense based upon the pro forma adjustments to income before income taxes using the Company's effective tax rate of approximately 40%.

      (e)    Represents operations prior to the effective date of acquisition.

      (f) As adjusted for a two for one stock split in the form of a 100% stock dividend effective October 3, 1997.